                                                                  EXHIBIT NO. 11

                STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

                                                   QUARTER ENDED
                                                   MARCH 31, 1998
                                                  -----------------
                                                          EARNINGS
                                                  SHARES  PER SHARE
                                                  ------  ---------
                                                    (in Thousands)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING         2,257       $0.19
                                                  =====       =====
DILUTED
  Average Shares Outstanding                      2,257
  Common Stock Equivalents                          233
                                                  -----
                                                  2,490       $0.19
                                                  =====       =====

                                                     QUARTER ENDED
                                                     MARCH 31, 1998
                                                  -----------------
                                                          EARNINGS
                                                  SHARES  PER SHARE
                                                  ------  ---------
                                                    (in Thousands)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING         2,092       $0.17
                                                  =====       =====
DILUTED
  Average Shares Outstanding                      2,092
  Common Stock Equivalents                          287
                                                  -----
                                                  2,379       $0.17
                                                  =====       =====

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